SEPARATION AGREEMENT AND MUTUAL RELEASE


     This is an Agreement dated as of June 1, 1998 between Fort James Operating Company, its parent, affiliates, subsidiaries, predecessors, successors and assigns (collectively 'Fort James' or the 'Company') and James K. Goodwin ('Goodwin').

     A. Goodwin has been employed by Fort James as President, North American Consumer Products business under his employment agreement dated as of May 27, 1997 (the 'Employment Agreement') and wishes to resign that employment. Fort James and Goodwin have agreed on the terms under which he will terminate his employment with the Company. The parties desire to resolve matters involving Goodwin's employment, the Employment Agreement and Goodwin's separation from employment with Fort James.

     B. Goodwin and Fort James further desire to settle, resolve and release any and all existing or potential claims, controversies, differences, disputes or disagreements, known or unknown, that Goodwin may have with Fort James in exchange for Fort James' agreement to provide Goodwin certain compensation and benefits to which he otherwise he may not be entitled.

     C. Fort James also desires to provide Goodwin with additional compensation over the next two (2) years in return for Goodwin agreeing (i) not to compete against Fort James, (ii) not to hire former Fort James employees who worked with Goodwin in the Consumer Products Business of Fort James and (iii) to cooperate with Fort James.

THEREFORE, in consideration of the above premises and the mutual covenants and promises contained herein, Goodwin and Fort James agree as follows: 1. Termination of Employment. Goodwin agrees to voluntarily terminate his employment effective at the close of business on June 30, 1998 (his 'Date of Termination'). He will be paid all of his regular compensation and benefits through that date. His last day of work and responsibilities shall be June 30, 1998. 2. Severance Payment. Fort James shall pay Goodwin in a lump sum, the amount of $2,675,574 representing three (3) times the sum of (i) his current base salary and (ii) his 1997 Management Incentive Bonus, less authorized deductions and deductions for required taxes. 3. Additional Bonus Payment. Fort James shall pay Goodwin $192,600, representing an amount equivalent to a pro-rata bonus under the 1998 Management Incentive Plan, based on target level company and personal performance, had Goodwin been otherwise eligible for such a MIP bonus, as well as payments for any unused and accrued vacation to which Goodwin might be entitled on termination and which payment shall be in lieu of any other benefit continuation which Goodwin shall expressly waive and elect not to accept in this Agreement. 4. Pension, SERP and Other Benefits. (a) The Company shall pay Goodwin in a lump sum an amount equal to the excess of (A) the actuarial equivalent of the benefit under the Company's qualified defined benefit retirement plan and any excess or supplemental retirement plan in which Goodwin participates (the'SERP') which Goodwin would receive if his employment continued for three (3) years after the Effective Date, over (B) the actuarial equivalent of Goodwin's actual benefit, as provided in Section 4(a)(i)(C) of the Employment Agreement. (b) All Company provided medical, prescription and dental coverage, life insurance, accidental death and dismemberment and long term disability benefits shall be provided to Goodwin and members of his family for three (3) years following his Date of Termination, to the extent provided in Section (a)(iii) of his Employment Agreement. (c) Goodwin is the beneficiary of 27,650 restricted shares and 75,650 performance shares issued pursuant to the 1996 Stock Incentive Plan (the 'Plan'). Goodwin agrees to relinquish all right to the restricted and performance shares as of June 1, 1998. In return, the Company agrees to pay Goodwin as follows:

     (i) On July 15, 1998, an amount equivalent to the value on July 1, 1998 of 54,913 shares of Common Stock of the Company (the 'Common Stock') determined by calculating the average of the high and low price (the 'Average Price') of the Common Stock plus an amount equal to $61,747.80, representing the accrued dividends on such shares.

     (ii) On July 15, 1998, an amount equivalent to the value on July 1, 1998 of 9,217 shares of Common Stock determined by calculating the Average Price of the Common Stock plus an amount equal to $1,382.55, representing the quarterly dividend on such shares.

     (iii) On July 15, 1999, an amount equivalent to the value on July 1, 1999 of 19,585 shares of Common Stock using the Average Price of the Common Stock plus an amount equal to the dividends which would have accrued but have been unpaid on such shares as of July 1, 1999.

     (iv) On July 15, 2000, an amount equivalent to the value on July 1, 2000 of 19,585 shares of Common Stock using the Average Price of the Common Stock plus an amount equal to the dividends which would have accrued but have been unpaid on such shares as of July 1, 2000.

          (d) Goodwin's existing stock options shall be amended effective June 30, 1998 as set forth in Exhibit A hereto.

          (e) Nothing herein shall forfeit or otherwise affect Goodwin's right to vested benefits in Fort James's StockPlus or Retirement Plans, including SERP Plans which benefits shall be paid to Goodwin according to such plans.

          (f)  Goodwin  shall not be  entitled  to any other  bonus  payments or profit  sharing awards  including any payments  under the  Management  Incentive
Plan.
          (g) All payments referred to herein are gross payments from which Fort James may withhold legal and authorized amounts for payment to taxing authorities as required by law.

          (h) The Company shall reimburse Goodwin for reasonable tax preparation expenses for calendar year 1998 and for legal expenses in 1998 for tax advice, estate planning and negotiation of this Agreement.

     5. Method of Payment. All cash payments required by this Agreement shall be made by wire transfer to Goodwin's account or accounts which he shall designate in writing to the Company's Senior Vice President, General Counsel. Such transfers shall be authorized and released in advance so as to arrive in Goodwin's account(s) by July 15, 1998, the 'Payment Date', except for amounts representing shares vesting in 1999 and 2000, which will be paid July 15, 1999 and July 15, 2000 respectively.

     6. Company Car. Fort James agrees to transfer to Goodwin no later than July 31, 1998, the certificate of title to the automobile previously provided him for his personal and business use. Goodwin acknowledges that after transfer of the title to the car to him, Fort James will no longer be responsible for providing insurance or maintenance for the vehicle in any manner and he shall be responsible for all costs associated with the vehicle from that date forward.

     7. General Release. In consideration of all payments due him hereunder or under the Employment Agreement, Goodwin hereby agrees, for himself, his successors, heirs, representatives, executors, agents and assigns, to release and forever discharge Fort James, including its affiliates, subsidiaries, parents, predecessors, successors and assigns and their respective directors, officers, employees and agents thereof from any and all claims, debts, responsibilities and liabilities of every kind and character whatsoever, known or unknown, suspected or unsuspected, which he has ever had or may have against Fort James, including but not limited to, any and all claims arising out of Goodwin's employment or termination of employment with Fort James. Goodwin acknowledges that this Release includes any and all claims whether in contract or in tort, claims that may be brought on his behalf by others, claims brought before any court or administrative agency, or claims under any national, federal, state or local statute or ordinance, including any claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act or any other law.

     It  is  acknowledged  that  this  Separation  Agreement  does  not  release
Goodwin's right to any vested benefits under the Fort James Corporation Retirement Plan for Salaried and Other Non-Bargaining Unit Employees (the 'Retirement Plan') or any vested rights in the Fort James Corporation StockPlus Plan (the 'StockPlus Plan'). Goodwin's eligibility for benefits under the Retirement Plan, or the StockPlus Plan will be controlled by the terms of the plans.

     8. Special Release Notification. This Mutual Release includes a release of all claims under the Age Discrimination in Employment Act, ('ADEA'), and, therefore, pursuant to the requirements of the ADEA, Goodwin acknowledges that he has been advised (1) that this Release includes but is not limited to, all rights or claims arising under the ADEA up to and including the date of execution of this release, but does not waive rights or claims that may arise after the date of execution; (2) to consult with an attorney or other advisor of his choosing concerning his rights and obligations under this Release; (3) to fully consider this Release before executing it, and that he has been offered at least twenty-one (21) days to do so; (4) that this Release shall become effective and enforceable seven (7) days following execution of this Separation Agreement, during which seven (7) day period Goodwin understands that he may revoke his acceptance of this Separation Agreement and Mutual Release by delivering written notice to Clifford A. Cutchins, IV, Senior Vice President and General Counsel, Fort James Corporation, 1650 Lake Cook Road, Deerfield, Illinois 60015.

     9. Post Employment Restrictions, Obligations

          (a) Goodwin agrees to comply with the terms of his Confidentiality Agreement executed May 13, 1991 between himself and Fort James and not to otherwise use or disclose Fort James confidential information in the future. A copy of this Agreement is attached as Exhibit B.

          (b) In return for the extension of the option exercise period, the extension of the vesting period for the restricted shares and the conversion of the performance shares to restricted shares as set forth herein, Goodwin agrees, in order to protect the Company's goodwill, trade secrets and confidential information and thereby help ensure the long-term success and development of the business, not to engage in competitive activities on behalf of a competitive business for a period of two (2) years following the Date of Termination with the Company for whatever reason, without first obtaining written permission from either the Senior Vice President and General Counsel or the Senior Vice President, Human Resources, which shall not be unnecessarily withheld or delayed. 'Engage in competitive activities' means rendering services or being involved directly or indirectly in any way or in any capacity whether as an officer, director, employee, agent, owner, shareholder or consultant (excluding ownership of less than 5% of the stock of a publicly traded company), in the manufacture, development, promotion or sale of any towel, tissue, foodservice, communications paper, or folding cartons for food packaging, of the type manufactured by Fort James (the 'Covered Products'). A 'competitive business' means any person or entity engaged in the manufacture or non-retail sale of the Covered Products. Goodwin acknowledges that products of the Company are sold throughout North America and Western Europe. Accordingly, the geographic area covered by this restraint shall include any county, city, town, province or comparable unit of local government where the Covered Products are manufactured, marketed or sold by the Company. The parties agree that this non-compete provision supersedes all prior agreements between them on this subject. The foregoing shall not prevent Goodwin from lecturing on behalf of companies not in competition with the Company at which lecture employees of competitors may be present.

          (c) Goodwin agrees for a period of two (2) years not to solicit directly or indirectly for employment any employee or former employee of Fort James or its affiliates, who worked in the Consumer Products business, without the written consent of the Senior Vice President, Human Resources for the Company, which shall not be unreasonably withheld or delayed. Further, Goodwin agrees that if any Fort James employee approaches him for employment, he will refer them to the appropriate hiring official of his employer and will have no involvement either in the hiring of the employee or in working with the employee should such employee work for the same company for which Goodwin works.

          (d) Goodwin agrees that as President of the Company's North American Consumer Products business, he possesses intimate knowledge about all aspects of the Company's business, business plans and other confidential or propriety information. He also agrees that these restrictions are reasonable and necessary to protect the Company's business and in consideration of the substantial benefits provided him hereunder. If Goodwin violates any of his obligations under this paragraph 9, the Company shall have no further obligation to him under this Agreement as on the date of breach. Goodwin agrees that the Company will be irreparably harmed and will be entitled to immediate injunctive relief in the event of such breach in addition to any other monetary remedies.

          (e) If any aspect of the above post employment restrictions are deemed void or unenforceable by any court of competent jurisdiction, the parties agree that the court should modify these restrictions to a point they would be enforceable and enforce the restrictions to that extent.

     10. Indemnity. Fort James agrees to continue to indemnify and save Goodwin harmless from all claims, actions and liabilities which may arise in connection with his reasonable performance of his duties for the Company. Such indemnification shall be to the same extent as its indemnification of active executives of equal rank but shall relate only to Goodwin's alleged actions or failure to act during the period in which he was employed by the Company.

     11. Future Cooperation. Goodwin agrees to cooperate in providing transition assistance related to his departure as may be reasonably required of him by Fort James, including presences as a witness in legal proceedings as may be necessary, both before and after his Date of Termination. Fort James will reimburse Goodwin for any reasonable expenses incurred in this regard.

     12. Resignation. By his signature hereto, Goodwin hereby resigns his position as President, North American Consumer Products and any and all other positions with the Company, its subsidiaries, its parent and its affiliates.

     13. Confidentiality. Goodwin agrees that he will not divulge the contents of this Agreement which are agreed to be confidential in nature except (a) Goodwin may divulge the contents to his spouse, attorney, financial advisor and income tax preparer; or (b) except as may be required to comply with legal process. It is further agreed by Goodwin that if it is necessary that this Agreement or a significant portion be disclosed to those listed above, Goodwin agrees to instruct and request each of them, or use such other efforts as may be reasonable, to keep any information so disclosed confidential. If Goodwin materially breaches this provision, the Company will have no further obligation to him under this Agreement.

     14. Entire Agreement. Goodwin understands and agrees that all terms of this Separation Agreement and Mutual Release are contractual and are not a mere recital. The parties represent and warrant that in negotiating and executing this Separation Agreement and Mutual Release, each have had an opportunity to consult with legal counsel or other representatives of their own choosing concerning the meaning and effect of each term or provision hereof, and that there are no representations, promises or agreements other than those specifically referred to or set forth in writing herein.

     The parties represent and warrant that they have read this Separation Agreement and Mutual Release in its entirety, fully understand and agree to its term and provisions, and intend and agree that it is a final and legal binding settlement and release of all claims Goodwin and/or Fort James may have.

     15. Severability. If any portions of this Separation Agreement and Mutual Release are void or deemed unenforceable for any reason, the unenforceable portions shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect.

     16. No Waiver. The decision of either party not to assert a claim for breach of the Agreement shall not be construed as a waiver of that or any subsequent breach which might occur.

     17. Corporate Authority. The officer executing this Agreement on behalf of Fort James represents that he has full corporate authority to do so and to bind the Company, its parents, affiliates, subsidiaries, predecessors, successors and assigns.

     18. Governing Law. This Agreement shall be governed and construed according to the laws of the Commonwealth of Virginia.

                  IN WITNESS WHEREOF, the parties have affixed their signatures:


                            By:/s/James K. Goodwin
                            James K. Goodwin





                          FORT JAMES OPERATING COMPANY


                            By:/s/Daniel J. Girvan
                            Daniel J. Girvan
                            Senior Vice President




                             FORT JAMES CORPORATION

                           AMENDMENT TO STOCK OPTIONS


          FORT   JAMES   CORPORATION   (the "Company") and James K. Goodwin (the
"Participant")    hereby   agree  to this  Amendment to Stock Options as of June
 30, 1998.

          WHEREAS, the Participant has been granted certain options to acquire the shares of common stock of the Company ("Company Stock")which are listed below.

          WHEREAS,    in   connection   with the  Participant's  termination  of
employment, the Company and the Participant wish to modify certain terms of such options.

          WHEREAS, the terms of this Amendment to Stock Options have been approved by the Compensation Committee of Fort James Corporation
(the "Committee").

          THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter, the Company and the Participant agree as follows:

1. In addition to any portion  that has  previously  vested,  the options granted to the Participant on July 24, 1995 for 50,800 shares (the '1995 Option') and on July 1, 1996 for 30,000 shares (the 1996 Option) shall be fully vested and exercisable as of July 1, 1998.

2. To the extent vested,  the 1995 Option and the 1996 Option and all previously vested options being the May 6, 1991 grant, the June 13, 1991 grant, the May 1, 1992 grant and the May 23, 1994 grant may be exercised at any time on or before June 30, 2000. To the extent not previously exercised, the 1995 Option and the 1996 Option shall expire and cease to be exercisable on July 1, 2000.

3. The options  granted to the Participant on January 6, 1998 for
               80,000 shares (the '1998 Option') shall be vested and exercisable under the following schedule:

                 Tranche            Number of Shares            Vesting Date

                    1                    40,000                January 6, 1999
                    2                    40,000                January 6, 2000


4. When vested,  Tranche 1 of the 1998 Option may be exercised at any time on or before January 5, 2001. To the extent not previously exercised, Tranche 1 of the 1998 Option shall expire and cease to be exercisable of January 6, 2001. When vested, Tranche 2 of the 1998 Option may be exercised at any time on or before January 5, 2002. To the extent not previously exercised,
               Tranche 2  of  the  1998 Option  shall   expire and cease to be
               exercisable on January 6, 2002.

5. Any provisions of the options relating to the time for vesting or the period to exercise the options are superseded by this Amendment to Stock Options, including provisions requiring the continuing employment of the Participant or measuring periods to exercise the options based on termination of employment by the Participant.

6. To the extent not  specifically  amended by the  provisions of this Amendment to Stock Options, the terms and conditions of the options shall continue to apply.

7. Any  controversy  concerning  this  Amendment  to Stock   Options  shall be
               resolved by the Committee as it deems proper, and any interpretation of this Amendment to Stock Options or other decision of the Committee shall be final and conclusive.

8. If the  Participant  dies before an option expires as provided in Sections 2 or 4, all of the options that he held at the time of his death (without regard to whether it has become exercisable pursuant to Sections 1 or 3) may be exercised by the personal representative of his estate. The options may be exercised at any time until the expiration date of the options as provided in Sections 2 or 4.

9. As a further condition of this Amendment to Stock Options, and in consideration  of receipt of these  rights,  the  Participant agrees to comply with all provisions of the Separation Agreement and Mutual Release between the Participant and Fort James Operating Company. If the Committee determines that the Participant has violated the provisions of the Separation Agreement, the options shall terminate as of the date when a violation of the Separation Agreement first occurred as determined by the Committee (the 'Violation Date') and the options shall no longer be exercisable as of the Violation Date.

10. Any notice to be given under the terms of this Amendment  to Stock  Options shall be addressed to Fort James Corporation, Corporate Secretary, P.O. Box 89, Deerfield, Illinois 60015, and any notice to be given to the Participant or to his personal representative shall be addressed to him at the last address on the records of the Company or at such other address as either party may hereafter designate in writing to the other. Notices shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.


         IN WITNESS WHEREOF, the Company and the Participant have caused this Amendment to Stock Options to be signed, as of the dates below.

                                       FORT JAMES CORPORATION



Date ____________________              By:/s/Miles Marsh
                                       Miles Marsh
                                       Chairman of the Board and CEO


                                       JAMES K. GOODWIN



Date ____________________              By:/s/James K. Goodwin